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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in this Registration Statement of Unilab Corporation on Form S-1 of our report dated February 20, 2001, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 20, 2001 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

   We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Los Angeles, California
May 2, 2001